Exhibit 99.1

National Bank Holdings Corporation Announces

Third Quarter 2022 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)
	3Q22	2Q22	3Q21	3Q22	2Q22	3Q21
Net income ($000's)	$15,839	$20,362	$19,825	$25,349	$21,135	$19,825
Earnings per share - diluted	$0.50	$0.67	$0.64	$0.80	$0.69	$0.64
Return on average tangible assets(2)	0.87%	1.16%	1.14%	1.39%	1.20%	1.14%
Return on average tangible common equity(2)	8.66%	11.64%	10.65%	13.76%	12.08%	10.65%

(1)	See non-GAAP reconciliations starting on page 14.
(2)	Ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to deliver solid quarterly earnings of $0.80 per diluted share adjusted for one-time acquisition-related expenses. We generated record organic loan growth of 30.2% annualized, fueled by record loan fundings, while maintaining excellent credit quality with net charge-offs of just one basis point annualized. Our growth is a testament to the dedication and drive of our teammates to provide best-in-class banking solutions to our clients.”

Mr. Laney added, “Since April, we have announced and now closed on the two strategically important acquisitions of Rock Canyon Bank and the Bank of Jackson Hole. Through our teammates’ efforts, we are seamlessly transitioning these high-quality franchises into the NBH Family. The momentum generated through our organic and acquired growth, combined with our fortress levels of capital, leaves us well positioned to address implications of an economic downturn while helping our communities grow stronger.”

Recent Acquisitions

On September 1, 2022, the Company completed its acquisition of Community Bancorporation, the holding company for Rock Canyon Bank, headquartered in Provo, Utah and operating in the greater Salt Lake City region. The transaction added approximately $832 million in total assets, including $538 million in loans, and $734 million in deposits. Additionally, the Company becomes the #1 SBA lender by loan volume in the state of Utah. The merger consideration totaled $140.4 million and consisted of $124.3 million in Company stock and $16.1 million in cash. All operating systems were converted during October 2022.

On October 1, 2022, the Company completed its acquisition of Bancshares of Jackson Hole Incorporated, the holding company for Bank of Jackson Hole with operations in Jackson Hole, Wyoming and Idaho. The transaction added approximately $1.5 billion in total assets, including $1.2 billion in loans, and $1.4 billion in deposits and an attractive Wyoming based trust and wealth management business with $0.8 billion in assets under management. The merger consideration totaled $213.4 million and consisted of $162.5 million in Company stock and $51.0 million in cash. All operating systems are expected to be converted in late 2022.

With the completion of these exclusively negotiated transactions, the Company has approximately $9.4 billion in pro-forma assets, including $6.9 billion in total loans, $8.2 billion in total deposits and $0.8 billion in assets under management as of September 30, 2022.

Third Quarter 2022 Results

(All comparisons refer to the second quarter of 2022, except as noted)

Net income totaled $15.8 million or $0.50 per diluted share, compared to $20.4 million or $0.67 per diluted share during the second quarter of 2022. The quarter’s results were driven by record net interest income which was impacted by non-recurring acquisition-related expenses, including a $5.4 million CECL Day 1 provision expense, discussed in detail below. Fully taxable equivalent pre-provision net revenue increased $5.4 million to $33.9 million during the third quarter. The return on average tangible assets was 0.87% compared to 1.16% during the second quarter, and the return on average tangible common equity was 8.66% compared to 11.64%.

Adjusting for acquisition-related provision expense and non-recurring acquisition-related expenses of $12.4 million during the third quarter and $1.0 million of non-recurring acquisition-related expenses during the second quarter, adjusted net income totaled $25.3 million or $0.80 per diluted share compared to $21.1 million or $0.69 per diluted share. Adjusted fully taxable equivalent pre-provision net revenue increased $11.3 million to $40.9 million. The adjusted return on average tangible assets was 1.39% compared to 1.20%, and the adjusted return on average tangible common equity was 13.76% compared to 12.08%.

Net Interest Income

Fully taxable equivalent net interest income totaled a record $70.5 million during the third quarter of 2022, an increase of $13.1 million, or 90.9% annualized. The fully taxable equivalent net interest margin widened 63 basis points to 4.01%, and average earning assets increased $179.7 million. The increase in average earning assets was primarily due to increases in average originated loans of $239.4 million and increases in average acquired loans of $167.8 million. The margin expansion was driven by a 64 basis point increase in earning asset yields, as a result of several increases in the federal funds rate since June 2022, and excess cash being deployed into higher-yielding originated loans. The cost of deposits totaled 0.18%, compared to 0.16% during the second quarter.

Loans

Total loans increased $904.9 million to a record $5.7 billion at September 30, 2022 and included $537.7 million of loans acquired through the Rock Canyon Bank acquisition. Excluding the newly acquired loans, loans increased $367.2 million or 30.2% annualized led by originated commercial loan growth of $217.0 million or 25.5% annualized. We generated record quarterly loan fundings totaling $631.6 million, led by commercial loan fundings of $363.4 million.

Asset Quality and Provision for Credit Losses

The Company recorded $12.7 million of provision expense, compared to $2.5 million last quarter. The quarter’s provision included $5.4 million of Day 1 allowance reserve funding for the Rock Canyon Bank loan portfolio. The remainder of the quarter’s provision expense was driven by strong loan growth and higher reserve requirements from changes in the CECL model’s underlying macro-economic forecast. Annualized net charge-offs totaled 0.01% of total loans, compared to 0.03% during the second quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) totaled 0.26% of total loans compared to 0.20%, and non-performing assets totaled 0.32% of total loans and OREO, compared to 0.31%. The increases in the non-performing ratios were primarily driven by the inclusion of the Rock Canyon Bank portfolio. The allowance for credit losses as a percentage of loans totaled 1.15%, compared to 1.06% at June 30, 2022.

Deposits

Average total deposits increased $161.8 million or 10.3% annualized to $6.4 billion for the third quarter 2022. Average transaction deposits (defined as total deposits less time deposits) increased $153.0 million or 11.1% annualized, and average non-interest bearing demand deposits increased $87.6 million or 14.1% annualized.

The Rock Canyon Bank acquisition added $734.5 million of total deposits, including $653.0 million of transaction deposits and $81.5 million of time deposits on September 1, 2022. The mix of transaction deposits to total deposits increased three basis points to 87.7% at September 30, 2022. The loan to deposit ratio increased 634 basis points to 84.1%.

Non-Interest Income

Non-interest income totaled $17.4 million, an increase of $0.6 million. Service charges and bank card fees increased $0.5 million and banking center consolidation-related income increased $0.7 million. Other non-interest income increased $1.8 million largely due to $1.2 million of unrealized gains on equity method investments. These increases were largely offset by $2.5 million of lower mortgage banking income due to lower mortgage activity.

Non-Interest Expense

Non-interest expense totaled $53.9 million, an increase of $8.4 million from the prior quarter. Included in the quarter were $7.0 million of non-recurring acquisition-related expenses with $4.6 million included in professional fees, $0.8 million in salaries and benefits, $0.5 million in occupancy and equipment, and $1.1 million in other non-interest expense. Included in the second quarter were $1.0 million of non-recurring acquisition-related expenses with $0.8 million in professional fees and $0.2 million in other non-interest expense. Excluding the acquisition-related expenses, salaries and benefits increased $0.9 million due to the addition of Rock Canyon Bank associates and one additional business day in the third quarter, occupancy and equipment increased $0.9 million and professional fees increased $0.6 million. The fully taxable equivalent efficiency ratio was 61.4% at September 30, 2022, compared to 61.5% at June 30, 2022. Adjusting for non-recurring acquisition-related expenses, the fully taxable equivalent efficiency ratio improved 671 basis points to 53.0% compared to 59.7% during the second quarter.

Income tax expense decreased $0.4 million during the third quarter to $4.0 million driven by the decrease in the quarter’s pre-tax income. The effective tax rate was 20.1% and 17.6% for the third and second quarters, respectively. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratios at September 30, 2022 for the consolidated company and NBH Bank were 10.45% and 9.18%, respectively. Shareholders’ equity totaled $919.4 million at September 30, 2022 increasing $103.9 million primarily due to the issuance of stock for the Rock Canyon Bank acquisition and an increase in retained earnings, net of dividends paid, of $8.8 million. These additions were partially offset by an increase in accumulated other comprehensive loss of $31.3 million due to fair market value fluctuations in the available-for-sale investment securities portfolio.

Common book value per share increased $0.58 to $27.70 at September 30, 2022. Tangible common book value per share decreased $1.05 to $22.40 at September 30, 2022 as this quarter’s earnings net of dividends paid, were outpaced by a $0.94 increase in accumulated other comprehensive loss and the issuance of shares for the Rock Canyon Bank acquisition. Excluding accumulated other comprehensive loss, the tangible book value totaled $25.10, compared to $25.38 at June 30, 2022.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2021, except as noted)

Net income totaled $54.6 million or $1.77 per diluted share, compared to $70.8 million or $2.27 per diluted share over the first nine months of 2021. The increase in net interest income during the first nine months of 2022 was offset by higher provision expense and non-recurring acquisition-related expenses discussed in detail below. Fully taxable equivalent pre-provision net revenue increased $4.1 million to $85.4 million. The return on average tangible assets was 1.03% compared to 1.39% for the first nine months of 2021, and the return on average tangible common equity was 10.17% compared to 13.04%. Adjusting for acquisition-related provision expense and non-recurring acquisition-related expenses of $13.6 million during the first nine months of 2022, adjusted net income totaled $65.0 million or $2.11 per diluted share, and adjusted fully taxable equivalent pre-provision net revenue increased $12.3 million to $93.7 million. The adjusted return on average tangible assets was 1.23%, and the adjusted return on average tangible common equity was 12.10%.

Fully taxable equivalent net interest income totaled $175.8 million, an increase of $34.3 million or 24.2%. Average earning assets increased $354.0 million, or 5.5%, including average originated loan growth of $525.2 million. The fully taxable equivalent net interest margin widened 52 basis points to 3.44%, benefitting from a 48 basis point increase in earning asset yields to 3.62% and a seven basis point decrease in the cost of deposits to 0.17%.

Loans outstanding totaled a record $5.7 billion, increasing $1.3 billion or 29.4%, and included $537.7 million of loans acquired through the Rock Canyon Bank acquisition. Excluding the newly acquired loans, loans increased $762.5 million led by originated commercial loan growth of $582.2 million, or 19.4%. New loan fundings over the trailing 12 months totaled a record $2.0 billion, led by commercial loan fundings of $1.3 billion.

The Company recorded $14.9 million of credit loss provision expense during the first nine months of 2022, compared to a provision release of $9.4 million in the same period prior year. The provision expense was driven by record loan growth, higher reserve requirements from changes in the CECL model’s underlying macro-economic forecast and Day 1 reserve requirements for the acquired Rock Canyon Bank loan portfolio. Annualized net charge-offs remained consistent at 0.03% of total loans. Non-performing loans to total loans improved three basis points to 0.26% at September 30, 2022, and non-performing assets to total loans and OREO improved seven basis points to 0.32%. The allowance for credit losses totaled 1.15% of total loans, compared to 1.11% at September 30, 2021.

Average total deposits increased $285.0 million or 4.7% to $6.3 billion. Average transaction deposits increased $417.0 million or 8.2%, and average non-interest bearing demand deposits increased $167.4 million or 7.2%. The mix of transaction deposits to total deposits increased by 200 basis points to 87.7% at September 30, 2022, and the mix of non-interest bearing demand deposits to total deposits increased 30 basis points to 40.2%.

Non-interest income totaled $53.2 million, a decrease of $34.0 million or 39.0%, largely driven by $31.9 million of lower mortgage banking income due to lower refinance activity in 2022, as well as competition driving tighter gain on sale margins. Service charges and bank card fees increased a combined $1.1 million compared to the first nine months of 2021. Banking center consolidation-related income decreased $2.0 million, and other non-interest income decreased $1.2 million largely due to market adjustments on company-owned life insurance.

Non-interest expense totaled $143.6 million, a decrease of $3.8 million or 2.5%. Included in the first nine months of 2022 were $8.3 million of non-recurring acquisition-related expenses, with $5.7 million included in professional fees, $0.8 million included in salaries and benefits, $0.5 million included in occupancy and equipment and $1.3 million included in other non-interest expense. Excluding non-recurring acquisition-related expenses, salaries and benefits decreased $9.7 million largely due to lower mortgage banking-related compensation, professional fees decreased $2.2 million and problem asset workout expenses decreased $1.3 million. Included in the first nine months 2021 was banking center consolidation-related expense of $1.6 million.

Income tax expense totaled $12.0 million, a decrease of $4.1 million from the same period prior year. The effective tax rate was 18.0% for the first nine months of 2022, compared to 18.5%.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Friday, October 28, 2022. Interested parties may listen to this call by dialing (800) 207-0148 using the participant passcode of 505767 and asking for the NBHC Q3 2022 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of 98 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah and New Mexico, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. For the recently acquired banking centers in Idaho, NBH Bank will operate as Bright Bank until integration. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com. Or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense adjusted for CDI asset amortization and acquisition-related expenses,” “non-interest expense adjusted for acquisition-related expenses,” “efficiency ratio adjusted for CDI and acquisition-related expenses,” “adjusted net income,” “adjusted earnings per share – diluted,” “adjusted net income excluding core deposit intangible amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue adjusted for acquisition-related expenses,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: difficulties and delays in integrating the NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated businesses or fully realizing cost savings and other benefits; business disruption following the mergers; ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Total interest and dividend income	$72,369	$58,836	$50,801	$180,730	$148,464
Total interest expense	3,278	2,819	3,232	8,961	10,806
Net interest income	69,091	56,017	47,569	171,769	137,658
Taxable equivalent adjustment	1,409	1,336	1,315	4,058	3,862
Net interest income FTE(1)	70,500	57,353	48,884	175,827	141,520
Provision expense (release) for credit losses	12,678	2,504	—	14,860	(9,425)
Net interest income after provision for credit losses FTE(1)	57,822	54,849	48,884	160,967	150,945
Non-interest income:
Service charges	4,326	3,956	3,947	11,992	10,989
Bank card fees	4,681	4,541	4,530	13,345	13,217
Mortgage banking income	4,474	6,948	16,615	21,088	52,973
Other non-interest income	3,100	1,252	2,266	5,199	6,364
OREO-related income	1	5	—	6	35
Banking center consolidation-related income	776	60	1,164	1,544	3,571
Total non-interest income	17,358	16,762	28,522	53,174	87,149
Non-interest expense:
Salaries and benefits	30,540	28,776	32,556	88,652	97,518
Occupancy and equipment	8,026	6,665	6,469	21,087	19,150
Professional fees	5,810	1,486	3,251	8,110	4,642
Other non-interest expense	9,342	8,180	7,624	24,874	21,496
Problem asset workout	215	144	1,119	522	1,851
(Gain) loss on sale of OREO, net	(378)	5	—	(648)	192
Core deposit intangible asset amortization	383	296	295	975	887
Banking center consolidation-related expense	—	—	—	—	1,589
Total non-interest expense	53,938	45,552	51,314	143,572	147,325

Income before income taxes FTE(1)	21,242	26,059	26,092	70,569	90,769
Taxable equivalent adjustment	1,409	1,336	1,315	4,058	3,862
Income before income taxes	19,833	24,723	24,777	66,511	86,907
Income tax expense	3,994	4,361	4,952	11,958	16,070
Net income	$15,839	$20,362	$19,825	$54,553	$70,837
Earnings per share - basic	$0.51	$0.67	$0.64	$1.78	$2.29
Earnings per share - diluted	0.50	0.67	0.64	1.77	2.27

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
ASSETS
Cash and cash equivalents	$256,207	$448,375	$845,695	$807,370
Investment securities available-for-sale	730,791	805,858	691,847	657,833
Investment securities held-to-maturity	606,245	582,650	609,012	642,636
Non-marketable securities	64,004	59,754	50,740	46,964
Loans	5,721,985	4,817,070	4,513,383	4,421,760
Allowance for credit losses	(65,623)	(50,860)	(49,694)	(49,155)
Loans, net	5,656,362	4,766,210	4,463,689	4,372,605
Loans held for sale	33,043	48,816	139,142	158,066
Other real estate owned	3,695	4,992	7,005	4,325
Premises and equipment, net	105,801	103,690	96,747	94,114
Goodwill	167,882	115,027	115,027	115,027
Intangible assets, net	30,843	14,568	12,322	11,621
Other assets	268,048	218,059	182,785	190,430
Total assets	$7,922,921	$7,167,999	$7,214,011	$7,100,991
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,735,832	$2,454,740	$2,506,265	$2,447,099
Interest bearing demand deposits	597,035	597,000	555,401	546,597
Savings and money market	2,631,855	2,364,681	2,332,591	2,264,083
Total transaction deposits	5,964,722	5,416,421	5,394,257	5,257,779
Time deposits	838,830	777,977	833,916	876,841
Total deposits	6,803,552	6,194,398	6,228,173	6,134,620
Securities sold under agreements to repurchase	20,044	24,396	22,768	21,427
Long-term debt	39,559	39,532	39,478	—
Other liabilities	140,340	94,122	83,486	100,228
Total liabilities	7,003,495	6,352,448	6,373,905	6,256,275
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,079,560	1,014,330	1,014,294	1,013,064
Retained earnings	323,448	314,616	289,876	273,900
Treasury stock	(394,758)	(455,909)	(457,616)	(441,366)
Accumulated other comprehensive (loss) income, net of tax	(89,339)	(58,001)	(6,963)	(1,397)
Total shareholders' equity	919,426	815,551	840,106	844,716
Total liabilities and shareholders' equity	$7,922,921	$7,167,999	$7,214,011	$7,100,991
SHARE DATA
Average basic shares outstanding	31,259,188	30,225,898	30,338,265	30,800,590
Average diluted shares outstanding	31,531,075	30,493,265	30,715,500	31,064,815
Ending shares outstanding	33,189,253	30,075,175	29,958,764	30,288,131
Common book value per share	$27.70	$27.12	$28.04	$27.89
Tangible common book value per share(1) (non-GAAP)	22.40	23.45	24.33	24.20
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	25.10	25.38	24.56	24.24
CAPITAL RATIOS
Average equity to average assets	11.69%	11.32%	11.88%	12.07%
Tangible common equity to tangible assets(1)	9.60%	9.99%	10.26%	10.49%
Tier 1 leverage ratio	10.45%	10.54%	10.39%	10.43%
Common equity tier 1 risk-based capital ratio	12.75%	13.75%	14.26%	14.57%
Tier 1 risk-based capital ratio	12.75%	13.75%	14.26%	14.57%
Total risk-based capital ratio	14.34%	15.35%	15.92%	15.48%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2022		September 30, 2022
			vs. June 30, 2022		vs. September 30, 2021
	September 30, 2022	June 30, 2022	% Change	September 30, 2021	% Change
Originated:
Commercial:
Commercial and industrial	$1,724,469	$1,588,241	8.6%	$1,429,275	20.7%
Municipal and non-profit	968,539	996,223	(2.8)%	878,988	10.2%
Owner-occupied commercial real estate	631,783	592,334	6.7%	504,415	25.3%
Food and agribusiness	265,835	196,829	35.1%	195,766	35.8%
Total commercial	3,590,626	3,373,627	6.4%	3,008,444	19.4%
Commercial real estate non-owner occupied	731,293	620,133	17.9%	605,143	20.8%
Residential real estate	750,669	682,272	10.0%	608,158	23.4%
Consumer	17,027	17,486	(2.6)%	17,735	(4.0)%
Total originated	5,089,615	4,693,518	8.4%	4,239,480	20.1%

Acquired:
Commercial:
Commercial and industrial	82,324	15,056	>100%	17,521	>100%
Municipal and non-profit	326	330	(1.2)%	347	(6.1)%
Owner-occupied commercial real estate	176,385	18,849	>100%	37,335	>100%
Food and agribusiness	73,822	2,849	>100%	3,653	>100%
Total commercial	332,857	37,084	>100%	58,856	>100%
Commercial real estate non-owner occupied	219,109	42,771	>100%	65,784	>100%
Residential real estate	79,477	43,486	82.8%	57,344	38.6%
Consumer	927	211	>100%	296	>100%
Total acquired	632,370	123,552	>100%	182,280	>100%
Total loans	$5,721,985	$4,817,070	18.8%	$4,421,760	29.4%

Loan Fundings(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2022	2022	2022	2021	2021
Commercial:
Commercial and industrial	$201,106	$152,550	$169,168	$229,529	$196,289
Municipal and non-profit	20,845	81,428	49,906	101,450	43,516
Owner occupied commercial real estate	65,125	78,905	67,597	28,914	53,445
Food and agribusiness	76,293	(4,186)	18,620	11,016	8,442
Total commercial	363,369	308,697	305,291	370,909	301,692
Commercial real estate non-owner occupied	166,739	88,612	63,416	46,128	55,392
Residential real estate	99,951	93,220	49,040	55,873	54,442
Consumer	1,505	1,989	1,904	2,524	1,810
Total	$631,564	$492,518	$419,651	$475,434	$413,336

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings under revolving lines of credit were $124,834, $21,762, $66,430, $138,777 and $29,154 as of the third, second and first quarters of 2022 and the fourth and third quarters of 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,834,206	$58,153	4.77%	$4,594,799	$47,787	4.17%	$4,137,001	$41,865	4.01%
Acquired loans	295,893	6,581	8.82%	128,107	4,403	13.79%	187,419	3,796	8.04%
Loans held for sale	39,532	551	5.53%	78,574	881	4.50%	157,381	1,166	2.94%
Investment securities available-for-sale	865,875	4,247	1.96%	898,928	3,808	1.69%	656,757	2,572	1.57%
Investment securities held-to-maturity	605,356	2,212	1.46%	559,712	2,067	1.48%	671,053	2,178	1.30%
Other securities	14,909	212	5.69%	14,591	211	5.78%	14,657	210	5.73%
Interest earning deposits and securities purchased under agreements to resell	326,277	1,822	2.22%	527,589	1,015	0.77%	799,779	329	0.16%
Total interest earning assets FTE(2)	$6,982,048	$73,778	4.19%	$6,802,300	$60,172	3.55%	$6,624,047	$52,116	3.12%
Cash and due from banks	$81,112			$75,616			$77,498
Other assets	440,516			402,529			463,553
Allowance for credit losses	(54,610)			(49,126)			(48,957)
Total assets	$7,449,066			$7,231,319			$7,116,141
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$3,058,463	$1,829	0.24%	$2,992,986	$1,494	0.20%	$2,803,071	$1,516	0.21%
Time deposits	799,759	1,116	0.55%	790,998	991	0.50%	903,935	1,711	0.75%
Securities sold under agreements to repurchase	22,183	7	0.13%	21,761	6	0.11%	19,681	5	0.10%
Long-term debt	39,543	326	3.27%	39,516	328	3.33%	—	—	0.00%
Total interest bearing liabilities	$3,919,948	$3,278	0.33%	$3,845,261	$2,819	0.29%	$3,726,687	$3,232	0.34%
Demand deposits	$2,557,286			$2,469,729			$2,422,976
Other liabilities	100,983			96,715			107,233
Total liabilities	6,578,217			6,411,705			6,256,896
Shareholders' equity	870,849			819,614			859,245
Total liabilities and shareholders' equity	$7,449,066			$7,231,319			$7,116,141
Net interest income FTE(2)		$70,500			$57,353			$48,884
Interest rate spread FTE(2)			3.86%			3.26%			2.78%
Net interest earning assets	$3,062,100			$2,957,039			$2,897,360
Net interest margin FTE(2)			4.01%			3.38%			2.93%
Average transaction deposits	$5,615,749			$5,462,715			$5,226,047
Average total deposits	6,415,508			6,253,713			6,129,982
Ratio of average interest earning assets to average interest bearing liabilities	178.12%			176.90%			177.75%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,409, $1,336 and $1,315 for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2022			For the nine months ended September 30, 2021
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,598,705	$148,025	4.30%	$4,073,529	$121,461	3.99%
Acquired loans	191,089	13,552	9.48%	212,151	12,847	8.10%
Loans held for sale	70,384	2,188	4.16%	182,385	3,896	2.86%
Investment securities available-for-sale	839,235	10,904	1.73%	660,399	7,454	1.50%
Investment securities held-to-maturity	585,023	6,291	1.43%	555,818	5,317	1.28%
Other securities	14,698	632	5.73%	15,180	629	5.52%
Interest earning deposits and securities purchased under agreements to resell	530,841	3,196	0.80%	776,472	722	0.12%
Total interest earning assets FTE(2)	$6,829,975	$184,788	3.62%	$6,475,934	$152,326	3.14%
Cash and due from banks	$78,710			$78,953
Other assets	428,374			476,856
Allowance for credit losses	(51,125)			(54,249)
Total assets	$7,285,934			$6,977,494
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,996,317	$4,760	0.21%	$2,746,657	$4,740	0.23%
Time deposits	804,110	3,201	0.53%	936,088	6,050	0.86%
Securities sold under agreements to repurchase	22,236	20	0.12%	20,310	16	0.11%
Long-term debt	39,516	980	3.32%	—	—	0.00%
Total interest bearing liabilities	$3,862,179	$8,961	0.31%	$3,703,055	$10,806	0.39%
Demand deposits	$2,487,522			$2,320,160
Other liabilities	91,992			108,503
Total liabilities	6,441,693			6,131,718
Shareholders' equity	844,241			845,776
Total liabilities and shareholders' equity	$7,285,934			$6,977,494
Net interest income FTE(2)		$175,827			$141,520
Interest rate spread FTE(2)			3.31%			2.75%
Net interest earning assets	$2,967,796			$2,772,879
Net interest margin FTE(2)			3.44%			2.92%
Average transaction deposits	$5,483,839			$5,066,817
Average total deposits	6,287,949			6,002,905
Ratio of average interest earning assets to average interest bearing liabilities	176.84%			174.88%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $4,058 and $3,862 for the nine months ended September 30, 2022 and September 30, 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	September 30, 2022	June 30, 2022	September 30, 2021
Beginning allowance for credit losses	$50,860	$48,810	$49,030
Charge-offs	(253)	(451)	(322)
Recoveries	66	115	101
Provision expense	14,950	2,386	346
Ending allowance for credit losses ("ACL")	$65,623	$50,860	$49,155
Ratio of annualized net charge-offs to average total loans during the period	0.01%	0.03%	0.02%
Ratio of ACL to total loans outstanding at period end	1.15%	1.06%	1.11%
Ratio of ACL to total non-performing loans at period end	447.72%	515.72%	382.59%
Total loans	$5,721,985	$4,817,070	$4,421,760
Average total loans during the period	5,114,044	4,711,416	4,352,557
Total non-performing loans	14,657	9,862	12,848

Past Due and Non-accrual Loans

	September 30, 2022	June 30, 2022	September 30, 2021
Loans 30-89 days past due and still accruing interest	$1,548	$1,781	$1,302
Loans 90 days past due and still accruing interest	332	194	495
Non-accrual loans	14,657	9,862	12,848
Total past due and non-accrual loans	$16,537	$11,837	$14,645
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.26%	0.21%	0.30%

Asset Quality Data

	September 30, 2022	June 30, 2022	September 30, 2021
Non-performing loans	$14,657	$9,862	$12,848
OREO	3,695	4,992	4,325
Total non-performing assets	$18,352	$14,854	$17,173
Accruing restructured loans	$4,610	$7,208	$11,135
Total non-performing loans to total loans	0.26%	0.20%	0.29%
Total non-performing assets to total loans and OREO	0.32%	0.31%	0.39%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Return on average assets	0.84%	1.13%	1.11%	1.00%	1.36%
Return on average tangible assets(2)	0.87%	1.16%	1.14%	1.03%	1.39%
Return on average tangible assets, adjusted(2)	1.39%	1.20%	1.14%	1.23%	1.39%
Return on average equity	7.22%	9.96%	9.15%	8.64%	11.20%
Return on average tangible common equity(2)	8.66%	11.64%	10.65%	10.17%	13.04%
Return on average tangible common equity, adjusted(2)	13.76%	12.08%	10.65%	12.10%	13.04%
Loan to deposit ratio (end of period)	84.10%	77.76%	72.08%	84.10%	72.08%
Non-interest bearing deposits to total deposits (end of period)	40.21%	39.63%	39.89%	40.21%	39.89%
Net interest margin(3)	3.93%	3.30%	2.85%	3.36%	2.84%
Net interest margin FTE(2)(3)	4.01%	3.38%	2.93%	3.44%	2.92%
Interest rate spread FTE(2)(4)	3.86%	3.26%	2.78%	3.31%	2.75%
Yield on earning assets(5)	4.11%	3.47%	3.04%	3.54%	3.07%
Yield on earning assets FTE(2)(5)	4.19%	3.55%	3.12%	3.62%	3.14%
Cost of interest bearing liabilities	0.33%	0.29%	0.34%	0.31%	0.39%
Cost of deposits	0.18%	0.16%	0.21%	0.17%	0.24%
Non-interest income to total revenue FTE(2)	19.76%	22.62%	36.85%	23.22%	38.11%
Non-interest expense to average assets	2.87%	2.53%	2.86%	2.63%	2.82%
Efficiency ratio	62.39%	62.59%	67.44%	63.83%	65.53%
Efficiency ratio FTE(2)	61.39%	61.46%	66.29%	62.69%	64.43%
Efficiency ratio FTE, adjusted(2)	52.99%	59.70%	65.91%	58.66%	64.04%
Pre-provision net revenue	$32,511	$27,227	$24,777	$81,371	$77,482
Pre-provision net revenue FTE(2)	33,920	28,563	26,092	85,429	81,344
Pre-provision net revenue FTE, adjusted(2)	40,916	29,569	26,092	93,685	81,344

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.26%	0.20%	0.29%	0.26%	0.29%
Non-performing assets to total loans and OREO	0.32%	0.31%	0.39%	0.32%	0.39%
Allowance for credit losses to total loans	1.15%	1.06%	1.11%	1.15%	1.11%
Allowance for credit losses to non-performing loans	447.72%	515.72%	382.59%	447.72%	382.59%
Net charge-offs to average loans	0.01%	0.03%	0.02%	0.03%	0.03%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Total shareholders' equity	$919,426	$815,551	$840,106	$844,716
Less: goodwill and core deposit intangible ("CDI") assets, net	(186,608)	(120,800)	(121,392)	(121,688)
Add: deferred tax liability related to goodwill	10,755	10,527	10,070	9,841
Tangible common equity (non-GAAP)	$743,573	$705,278	$728,784	$732,869

Total assets	$7,922,921	$7,167,999	$7,214,011	$7,100,991
Less: goodwill and CDI assets, net	(186,608)	(120,800)	(121,392)	(121,688)
Add: deferred tax liability related to goodwill	10,755	10,527	10,070	9,841
Tangible assets (non-GAAP)	$7,747,068	$7,057,726	$7,102,689	$6,989,144

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.60%	11.38%	11.65%	11.90%
Less: impact of goodwill and CDI assets, net	(2.00)%	(1.39)%	(1.39)%	(1.41)%
Tangible common equity to tangible assets (non-GAAP)	9.60%	9.99%	10.26%	10.49%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$743,573	$705,278	$728,784	$732,869
Divided by: ending shares outstanding	33,189,253	30,075,175	29,958,764	30,288,131
Tangible common book value per share (non-GAAP)	$22.40	$23.45	$24.33	$24.20

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$743,573	$705,278	$728,784	$732,869
Accumulated other comprehensive loss, net of tax	89,339	58,001	6,963	1,397
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	832,912	763,279	735,747	734,266
Divided by: ending shares outstanding	33,189,253	30,075,175	29,958,764	30,288,131
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$25.10	$25.38	$24.56	$24.24

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net income	$15,839	$20,362	$19,825	$54,553	$70,837
Add: impact of CDI amortization expense, after tax	295	227	227	751	682
Net income excluding the impact of CDI amortization expense, after tax	$16,134	$20,589	$20,052	$55,304	$71,519

Net income excluding impact of CDI amortization expense, after tax	$16,134	$20,589	$20,052	$55,304	$71,519
Add: acquisition-related adjustments, after tax (non-GAAP)(1)	9,510	773	—	10,480	—
Net income excluding impact of CDI amortization expense adjusted, after tax (non-GAAP) (1)	$25,644	$21,362	$20,052	$65,784	$71,519

Average assets	$7,449,066	$7,231,319	$7,116,141	$7,285,934	$6,977,494
Less: average goodwill and CDI asset, net of deferred tax liability related to goodwill	(131,490)	(110,446)	(112,026)	(117,485)	(112,320)
Average tangible assets (non-GAAP)	$7,317,576	$7,120,873	$7,004,115	$7,168,449	$6,865,174

Average shareholders' equity	$870,849	$819,614	$859,245	$844,241	$845,776
Less: average goodwill and CDI asset, net of deferred tax liability related to goodwill	(131,490)	(110,446)	(112,026)	(117,485)	(112,320)
Average tangible common equity (non-GAAP)	$739,359	$709,168	$747,219	$726,756	$733,456

Return on average assets (non-GAAP)	0.84%	1.13%	1.11%	1.00%	1.36%
Return on average tangible assets (non-GAAP)	0.87%	1.16%	1.14%	1.03%	1.39%
Adjusted return on average tangible assets (non-GAAP)	1.39%	1.20%	1.14%	1.23%	1.39%
Return on average equity (non-GAAP)	7.22%	9.96%	9.15%	8.64%	11.20%
Return on average tangible common equity (non-GAAP)	8.66%	11.64%	10.65%	10.17%	13.04%
Adjusted return on average tangible common equity (non-GAAP)	13.76%	12.08%	10.65%	12.10%	13.04%

(1) Acquisition-related adjustments:
Provision expense adjustments:
CECL day 1 provision expense (non-GAAP)	$5,358	$—	$—	$5,358	$—
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	6,996	1,006	—	8,256	$—
Acquisition-related adjustments before tax (non-GAAP)	12,354	1,006	—	13,614	—
Tax expense impact	(2,844)	(233)	—	(3,134)	—
Acquisition-related adjustments, after tax (non-GAAP)	$9,510	$773	$—	$10,480	$—

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Interest income	$72,369	$58,836	$50,801	$180,730	$148,464
Add: impact of taxable equivalent adjustment	1,409	1,336	1,315	4,058	3,862
Interest income FTE (non-GAAP)	$73,778	$60,172	$52,116	$184,788	$152,326

Net interest income	$69,091	$56,017	$47,569	$171,769	$137,658
Add: impact of taxable equivalent adjustment	1,409	1,336	1,315	4,058	3,862
Net interest income FTE (non-GAAP)	$70,500	$57,353	$48,884	$175,827	$141,520

Average earning assets	$6,982,048	$6,802,300	$6,624,047	$6,829,975	$6,475,934
Yield on earning assets	4.11%	3.47%	3.04%	3.54%	3.07%
Yield on earning assets FTE (non-GAAP)	4.19%	3.55%	3.12%	3.62%	3.14%
Net interest margin	3.93%	3.30%	2.85%	3.36%	2.84%
Net interest margin FTE (non-GAAP)	4.01%	3.38%	2.93%	3.44%	2.92%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net interest income	$69,091	$56,017	$47,569	$171,769	$137,658
Add: impact of taxable equivalent adjustment	1,409	1,336	1,315	4,058	3,862
Net interest income FTE (non-GAAP)	$70,500	$57,353	$48,884	$175,827	$141,520

Non-interest income	$17,358	$16,762	$28,522	$53,174	$87,149

Non-interest expense	$53,938	$45,552	$51,314	$143,572	$147,325
Less: CDI asset amortization	(383)	(296)	(295)	(975)	(887)
Less: Acquisition-related expenses	(6,996)	(1,006)	—	(8,256)	—
Non-interest expense adjusted for CDI asset amortization and acquisition-related expenses (non-GAAP)	$46,559	$44,250	$51,019	$134,341	$146,438

Non-interest expense	$53,938	$45,552	$51,314	$143,572	$147,325
Less: Acquisition-related expenses	(6,996)	(1,006)	—	(8,256)	—
Non-interest expense adjusted for acquisition-related expenses (non-GAAP)	$46,942	$44,546	$51,314	$135,316	$147,325

Efficiency ratio	62.39%	62.59%	67.44%	63.83%	65.53%
Efficiency ratio FTE (non-GAAP)	61.39%	61.46%	66.29%	62.69%	64.43%
Efficiency ratio FTE, adjusted for CDI and acquisition-related expenses (non-GAAP)	52.99%	59.70%	65.91%	58.66%	64.04%

Pre-provision net revenue (non-GAAP)	$32,511	$27,227	$24,777	$81,371	$77,482
Pre-provision net revenue, FTE (non-GAAP)	33,920	28,563	26,092	85,429	81,344
Pre-provision net revenue FTE, adjusted for acquisition-related expenses (non-GAAP)	40,916	29,569	26,092	93,685	81,344

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Adjustments to net income:
Net income	$15,839	$20,362	$19,825	$54,553	$70,837
Add: Acquisition-related adjustments, after tax (non-GAAP)	9,510	773	—	10,480	—
Adjusted net income (non-GAAP)	$25,349	$21,135	$19,825	$65,033	$70,837

Adjustments to earnings per share:
Earnings per share diluted	$0.50	$0.67	$0.64	$1.77	$2.27
Add: Acquisition-related adjustments, after tax (non-GAAP)	0.30	0.02	—	0.34	—
Adjusted earnings per share - diluted (non-GAAP)	$0.80	$0.69	$0.64	$2.11	$2.27